Exhibit 99.1

Contact:

T.C. Robillard Vice President, Investor Relations tc.robillard@carters.com

Carter’s, Inc. Appoints Brand and Retail Veteran Sharon Price John as Chief Executive Officer and President

Company Reaffirms First Quarter and Full-Year Fiscal 2026 Outlook

ATLANTA, May 1, 2026 – Carter’s, Inc. (“Carter’s” or the “Company”) (NYSE:CRI), North America’s largest and most-enduring apparel company exclusively for babies and young children, today announced the appointment of Sharon Price John as Chief Executive Officer and President, effective June 15, 2026. Ms. John will also be appointed as a member of the Carter’s Board of Directors on the effective date.

Richard F. Westenberger has been appointed interim Chief Executive Officer and President in addition to his responsibilities as Chief Financial Officer & Chief Operating Officer and will serve in this capacity during the transition period until Ms. John joins the Company next month.

Ms. John will join Carter’s following the conclusion of her successful 13-year tenure as Chief Executive Officer and President of Build-A-Bear Workshop (“Build-A-Bear”) (NYSE: BBW), which was recently announced. Ms. John led Build-A-Bear through a transformational period of improved profitability and growth. Over her tenure, Ms. John diversified the business model beyond traditional malls, accelerated e-commerce with an integrated omnichannel focus, expanded the company’s addressable market to gifting and collectors, and extended into content-led marketing. Under Ms. John’s leadership, Build-A-Bear was reimagined from both a consumer-facing and infrastructure perspective, while the company navigated retail headwinds and a global pandemic to deliver significant shareholder returns and the fifth consecutive year of record results in 2025.

Prior to joining Build-A-Bear, Ms. John held a number of executive positions, including President of Stride Rite Children’s Group, General Manager and Senior Vice President of Hasbro’s Global Playskool business, and worked at Mattel as the Vice President of International Marketing for the Disney business unit and as a Director of the Barbie brand.

Gretchen W. Schar, incoming Non-Executive Chair of Carter’s Board of Directors, said: “Sharon has a distinguished track record as a public company CEO and brings substantial and relevant experience in the children’s space. Her success in revitalizing Build-A-Bear gives us confidence in her ability to accelerate the work underway at Carter’s and leverage the power of our iconic brands to drive sustainable growth and shareholder value creation. Carter’s is showing solid momentum and we believe Sharon is the perfect fit to lead the Company into the future.”

Ms. John added, “For over 160 years, Carter’s has been a trusted resource as generations of young parents have made this brand their first choice in clothing for the many amazing moments in the life of a child. I am delighted to be joining a company with such a proud history and honored to be entrusted with leading it forward at this pivotal moment. As the leader in young children’s apparel, Carter’s enjoys rich brand equity with consumers and is trusted for the quality, style, and value of its products. We will remain focused on ensuring that Carter’s continues to meet the evolving needs of today’s families and caregivers.”

In connection with Ms. John’s appointment and effective immediately, Douglas C. Palladini has departed the Company as Chief Executive Officer and President, and as a member of the Board of Directors.

William J. Montgoris, outgoing Non-Executive Chair of the Board, commented, “On behalf of the Board, I would like to thank Doug for his contributions to Carter’s during a pivotal year of reset and regained momentum in the business. At the Board’s direction, Doug led a series of initiatives to help Carter’s manage the onset of record tariffs, streamline the organization structure, and improve the quality and productivity of our retail store fleet. We believe it is the right time to transition Carter’s leadership. We sincerely appreciate Doug’s contributions and wish him all the best in his next chapter.”

The Company today also reaffirmed its first quarter and full-year fiscal 2026 outlook that was provided on February 27, 2026. As announced this week, Carter’s will report its results for the first quarter and hold a call with investors and analysts on Wednesday, May 6, 2026.

About Carter’s, Inc.

Carter’s, Inc. is North America’s largest and most-enduring apparel company exclusively for babies and young children. The Company’s core brands are Carter’s and OshKosh B’gosh, iconic and among the sector’s most trusted names. These brands are sold through more than 1,000 Company-operated stores in the United States, Canada, and Mexico, and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. Carter’s also is the largest supplier of baby and young children’s apparel to North America’s biggest retailers. The Company’s Child of Mine brand is available exclusively at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon.com. The Company’s emerging brands include Little Planet, crafted with organic fabrics and sustainable materials, Otter Avenue, a toddler-focused apparel brand, and Skip Hop, baby essentials from tubs to toys. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

Forward Looking Statements

Statements in this press release that are not historical fact and use predictive words such as “estimates”, “outlook”, “guidance”, “expect”, “believe”, “intend”, “designed”, “target”, “plans”, “may”, “will”, “are confident” and similar words are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed in this press release. These risks and uncertainties include, but are not limited to, those disclosed in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026, and otherwise in our reports and filings with the Securities and Exchange Commission, as well as the following factors: changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits; risks related to public health crises; risks related to the organizational restructuring plan, including, but not limited to, our ability to achieve the expected savings from the plan and to fully implement the plan; risks related to consumer tastes and preferences, as well as fashion trends; the failure to protect our intellectual property; the diminished value of our brands, potentially as a result of negative publicity or unsuccessful branding and marketing efforts; delays, product recalls, or loss of revenue due to a failure to meet our quality standards; risks related to uncertainty regarding the future of international trade agreements and the United States’ position on international trade, as well as significant political, trade, and regulatory developments and other circumstances beyond our control; the roll-back of incremental tariffs imposed under the International Emergency Economic Powers Act (the “incremental tariffs”) and any additional actions taken in response to their roll-back, including, but not limited to, tariffs imposed pursuant to Section 122 of the Trade Act of 1974 (the “122 tariffs”) and potential tariffs imposed under Section 301 of the Trade Act of 1974; our ability to recover refunds of incremental tariff amounts or other tariff amounts paid; increased competition in the marketplace; ongoing political and economic conflicts that could impact our global and domestic operations, including, but not limited to, the conflict between the United States, Israel, and Iran; financial difficulties for one or more of our major customers; identification of locations and negotiation of appropriate lease terms for our retail stores; distinct risks facing our eCommerce business; failure to forecast demand for our products and our failure to manage our inventory; increased margin pressures, including increased cost of materials and labor and our inability to successfully increase prices to offset these increased costs; continued inflationary pressures with respect to labor and raw materials and global supply chain constraints that have, and could continue, to affect freight, transit, and other costs; fluctuations in foreign currency exchange rates; unseasonable or extreme weather conditions; risks associated with corporate responsibility issues; our foreign sourcing arrangements; a relatively small number of vendors supply a significant amount of our products; disruptions in our supply chain, including increased transportation and freight costs; our ability to effectively source and manage inventory; problems with our Braselton, Georgia distribution facility; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data or a failure to implement new information technology systems successfully; unsuccessful expansion into international markets; failure to comply with various laws and regulations; failure to properly manage strategic initiatives; retention of key individuals; acquisition and integration of other brands and businesses; failure to achieve sales growth plans and profitability objectives to support the carrying value of our intangible assets; our continued ability to meet obligations related to our debt; changes in our tax obligations, including additional customs, duties or tariffs; our continued ability to declare and pay a dividend; volatility in the market price of our common stock; and the cost or effort required for our shareholders to bring certain claims or actions against us, as a result of our designation of the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings. Except for any ongoing obligations to disclose material information as required by federal securities laws, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.